UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 21, 2006

National Atlantic Holdings Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	000-51127	223316586
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Paragon Way, Freehold, New Jersey		07728
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	732-665-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

2005 Executive Officer Bonus Awards

On March 21, 2006, the Board of Directors of National Atlantic Holdings Corporation (which we refer to herein as "NAHC") approved the Compensation Committee’s recommendation to grant each of the following executive officers a $38,500 cash bonus based on each officer’s individual performance in 2005 and contributions towards the successful completion of the Company’s initial public offering in April 2005: James V. Gorman, Chairman of the Board of Directors and Chief Executive Officer of NAHC and its subsidiary Proformance Insurance Company (which we refer to herein as "Proformance"), Bruce C. Bassman, Senior Vice President and Chief Actuarial Officer of NAHC, Peter A. Cappello, Jr., Director of NAHC and Chief Financial Officer of Proformance, Cynthia L. Codella, Secretary and Executive Vice President of NAHC and Proformance, Frank J. Prudente, Executive Vice President, Treasurer and Chief Accounting Officer of NAHC and John E. Scanlan, Executive Vice President and Chief Underwriting Officer of NAHC.

Stock Appreciation Right Awards

On March 21, 2001, the Board of Directors also approved the Compensation Committee’s recommendation to grant stock appreciation rights under the Company’s 2004 Stock and Incentive Plan to Messrs. Gorman, Bassman, Prudente, Scanlan, and Cappello and Ms. Codella in respect of 75,000, 50,000, 50,000, 50,000, 50,000, 50,000 shares, respectively, of the Company’s common stock with a base price of $9.94 per share, which was the closing price of the Company’s common stock on the Nasdaq National Market on the date of grant. The terms of vesting of the stock appreciation rights, including the effect of termination of employment on such vesting, and other terms and conditions of such awards are set forth in award agreements substantially in the form filed herewith as Exhibit 10.1 – Form of Stock Appreciation Right Award Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Atlantic Holdings Corporation

March 27, 2006	By:	/s/ Cynthia L. Codella

Name: Cynthia L. Codella
Title: Executive Vice President & Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Form of Stock Appreciation Right Award Agreement